EXHIBIT 5.5

CONSENT OF QUALIFIED PERSON

Barrick Gold Corporation

Ontario Securities Commission, as Principal Regulator

Alberta Securities Commission

British Columbia Securities Commission

Financial and Consumer Affairs Authority, Saskatchewan

Manitoba Securities Commission

Autorité des marchés financiers du Québec

Financial and Consumer Services Commission, New Brunswick

Nova Scotia Securities Commission

Superintendent of Securities, Prince Edward Island

Superintendent of Securities, Newfoundland and Labrador

Superintendent of Securities, Yukon

Superintendent of Securities, Northwest Territories

Superintendent of Securities, Nunavut

United States Securities and Exchange Commission

Short Form Prospectus of Barrick Gold Corporation (the “Company”)

I refer to the short form prospectus of the Company dated October 31, 2013 (as may be amended from time to time in the future, the “Short Form Prospectus”), which Short Form Prospectus is included in the Company’s Registration Statement on Form F-10 (File No. 001-09059) (as filed with the United States Securities and Exchange Commission on October 31, 2013, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, the “Registration Statement”).

I have been named in the Short Form Prospectus and the Registration Statement as a “qualified person”, as defined in National Instrument 43-101- Standards of Disclosure for Mineral Projects, who has supervised the preparation of, or reviewed, information underling certain scientific and technical information (the “QP Information”) contained, including by incorporation by reference, in the Short Form Prospectus and the Registration Statement.

I hereby consent to the use of my name in the Short Form Prospectus and the Registration Statement and to the use and the inclusion or incorporation by reference in the Short Form Prospectus and the Registration Statement of the QP Information.

I confirm that I have read the Short Form Prospectus and the Registration Statement and all information specifically incorporated by reference therein and that I have no reason to believe that there are any misrepresentations (as defined in the Securities Act (Ontario)) contained therein that are (i) derived from the QP Information or (ii) within my knowledge as a result of the services I have performed for the Company in connection with the QP Information.

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DATED this 1st day of November, 2013.

Yours very truly,

/s/ David Londono
Name:	David Londono
Title:	Director, Open Pit Life-of-Mine Business Planning